                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for use of the
[x] Definitive proxy statement                  Commission Only (as permitted
[ ] Definitive additional materials             by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to Rule
    14a-11(c) or Rule 14a-12


                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)     Title of each class of securities to which transaction applies:
            ___________________________________________________________________

    (2)     Aggregate number of securities to which transactions applies:
            ___________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
            ___________________________________________________________________

    (4)     Proposed maximum aggregate value of transaction:
            ___________________________________________________________________

    (5)     Total fee paid:
            ___________________________________________________________________

[x] Fee paid previously with preliminary proxy materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:
                  _____________________________________________________________

            (2)   Form, schedule or registration statement no.:
                  _____________________________________________________________

            (3)   Filing party:
                  _____________________________________________________________

            (4)   Date filed:
                  _____________________________________________________________


- ------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                             10410 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
U.S. ALCOHOL TESTING OF AMERICA, INC.


         The Annual Meeting of Stockholders of U.S. Alcohol Testing of America, Inc. (the "Company") will be held at the Ontario Airport Marriott located at 2200 East Holt Boulevard, Ontario, California 91761, on Tuesday, October 22, 1996, at 10:00 a.m., Pacific Standard Time (the "Annual Meeting"), for the following purposes:


         1. To elect two directors as Class A Directors of the Company for a one-year term until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

         2. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company and its subsidiaries for the fiscal year ending March 31, 1997.

         3. To approve the change of the name of the Company from U.S. Alcohol Testing of America, Inc. to Substance Abuse Technologies, Inc.

         4. To transact such other business as may come before the Annual Meeting or any adjournment thereof.



Only stockholders of record at the close of business on September 4, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                        By Order of the Board of Directors


                                        /s/ Robert W. Berend
                                        ---------------------
                                        Robert W. Berend
                                        Secretary



September 12, 1996





WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                             10410 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 22, 1996



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Alcohol Testing of America, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, October 22, 1996, or at any adjournment thereof. The purposes for which the Meeting is to be held are set forth in the preceding Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about September 12, 1996 to holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on September 4, 1996 (the "Record Date"), which has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting.



                                VOTING SECURITIES



           On the Record Date, 35,603,092 shares of the Common Stock, which is the only class entitled to vote at the Meeting, were issued and outstanding. Each stockholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such stockholder as of the close of business on the Record Date. A plurality of the votes cast at the Meeting shall be necessary to elect two Class A Directors. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting shall be necessary to approve the selection of the independent auditors. The affirmative vote of a majority of the outstanding shares of the Common Stock shall be necessary to approve the Company's name change.


         Proxies will be voted as indicated in this Proxy Statement and the enclosed proxy. Shares represented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention: Linda H. Masterson, President) at its principal executive office or in person at the Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. The principal executive office of the Company is located at the above address.

         Rule 577 of the American Stock Exchange, Inc. permits a member firm to vote for the directors and/or for the proposals to ratify the selection of independent auditors and to approve the Company's name change if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary within ten days after receipt by the beneficial owner of a copy of this Proxy Statement. The Company, accordingly, urges each beneficial owner to instruct the member firm which holds of record the stockholder's shares of the Common Stock to vote in favor of all proposals submitted to the stockholders for a vote.

         A stockholder shall have no right to receive payment for his, her or its shares as a result of stockholder approval of any proposal in the Notice of Meeting.

                       PROPOSAL ONE: ELECTION OF DIRECTORS


NOMINEES FOR ELECTION AS CLASS A DIRECTORS

         Two Class A Directors will be elected at the Meeting to serve for a three-year term until the third following Annual Meeting of Stockholders and until their successors are duly elected and qualify.


         Proxies received in response to this solicitation will be voted for the election of Robert Stutman and Michael S. McCord to serve as Class A Directors. Robert Stutman is currently serving as a director and Michael S. McCord is currently a consultant to the Board of Directors and they have each consented to serve as a Class A Director if elected at the Meeting. If a nominee should not be available for election as contemplated, the management proxy holders will vote for such lesser number of directors as are available to serve or will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than two nominees or other than as Class A Directors.


         The following table sets forth certain information, as of the Record Date, concerning the nominees for election as Class A Directors of the Company, one of whom is currently serving as a director of the Company. The information has been furnished to the Company by the individual named. For information as to the shares of the Common Stock held by each nominee, see the section "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.


                            Year First
                            Elected
Name of Nominee       Age   Director     Positions and Offices with the Company
- ---------------       ---   --------     --------------------------------------
Robert Stutman        53       1996      Chairman, Chief Executive Officer and a director

Michael S. McCord     53       N/A       None



         The following table sets forth certain information, as of the Record Date, with respect to the Class B Directors and the Class C Directors continuing in office after the Meeting:


                                            Year
                                            Became
Class    Name of Directors          Age     Director   Positions and Offices with Company
- -----    -----------------          ---     --------   ----------------------------------
B        Alan I. Goldman            59      1995       Director
B        Peter M. Mark              50      1995       Director
C        John C. Lawn               60      1995       Director
C        Linda H. Masterson         45      1995       President, Chief Operating Officer and a Director
C        Lee S. Rosen               41      1995       Director

FAMILY RELATIONSHIPS OF NOMINEES

         There are no family relationships among either nominee for election as a Class A Director and any director or executive officer of the Company.

BUSINESS HISTORY OF NOMINEES


         Robert Stutman was elected Chairman of the Board and a director of the Company on April 18, 1996 and designated as its Chief Executive Officer. For more than five years prior thereto, he has been serving as the President of Robert Stutman & Associates, Inc. ("RSA"), a provider of corporate "Drug-Free Workplace" programs. Prior to forming RSA, he was Special Agent in charge of the New York office of the United States Drug Enforcement Administration (the "DEA"). He also currently serves as a special consultant in substance abuse for the CBS News Division. The Company acquired RSA on May 21, 1996. On May 31, 1996, Mr. Stutman was elected as Chairman of the Board and a director of Good Ideas Enterprises, Inc. ("Good Ideas"), a 60.8%-subsidiary of the Company as of July 31, 1996, and U.S. Drug Testing, Inc. ("U.S. Drug"), a 67%-owned subsidiary of the Company as of July 31, 1996, and designated as the Chief Executive Officer of U.S. Drug.

         Michael S. McCord is the owner of McCord Investments, a sole proprietorship formed in 1980 which primarily invests in various capital markets. Mr. McCord is also a stockholder, director and officer of McCord Brothers, Inc. and a partner of McCord Brothers Partnership, a privately-owned company and partnership, respectively, each of which invests in oil, gas and real estate properties. From 1974 to 1980, Mr. McCord served as Financial Vice President of the Wedge Group, a privately held holding company which acquired and held control of international multi-industry (including agricultural, construction, energy, manufacturing and service) companies with aggregate revenues in excess of $1 billion. He is also a stockholder of the Company and a consultant to its Board of Directors, a stockholder and a director of Good Ideas, and a stockholder and director of U.S. Drug.


COMMITTEES AND BOARD MEETINGS

         On October 12, 1995, the Board of Directors authorized the establishment of five standing committees: the Executive Committee, the Audit and Finance Committee, the Compensation Committee, the Nominating Committee and the Marketing Committee. On May 20, 1996, the Marketing Committee was abolished as a result of its Chairperson (Ms. Masterson) becoming the President and Chief Operating officer of the Company.

         Messrs. Rosen and Stutman and Ms. Masterson serve on the Executive Committee, with Mr. Stutman serving as Chairperson. The Executive Committee acts on matters which require immediate action in circumstances where it is impracticable to assemble a quorum of the Board of Directors.

         Messrs. Goldman, Mark and Rosen serve on the Audit and Finance Committee, with Mr. Goldman serving as Chairperson. The Audit and Finance Committee recommends annually to the stockholders the independent auditors to be retained by the Company, reviews the scope and procedures to be followed in the conduct of audits by both the independent auditors and the internal auditors of the Company, reviews various reports and recommendations with respect to internal controls and any significant changes in accounting and reviews financing proposals prior to their submission to the Board of Directors.

         Messrs. Goldman, Mark and Rosen serve on the Compensation Committee, with Mr. Rosen serving as Chairperson. The Compensation Committee approves the renumeration of key officers of the Company and its subsidiaries, reviews and recommends to the Board of Directors changes in the Company's stock benefit and executive, managerial or employee compensatory and benefit plans or programs and administer stock option, restricted stock or similar plans of the Company.

         Messrs. Goldman, Rosen and Stutman and Ms. Masterson serve on the Nominating Committee, with Mr. Stutman serving as Chairperson. The Nominating Committee recommends to the Board nominees for election as directors, criteria as to tenure or retention of directors, a successor to the Chief Executive Officer of the Company, the selection of Committee members and Chairperson and as to certain other specified matters.

         During fiscal 1996, there were seven meetings of the Board of Directors. Mr. Stutman is the only incumbent director for election as a Class A Director and he was not elected until after fiscal 1996.



                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains information concerning the current directors and executive officers of the Company as of July 31, 1996:


                                    Year First
                                    Elected
                                    Director
Name of Nominee            Age      or Officer       Positions and Offices with the Company
- ---------------            ---      ----------       --------------------------------------
Robert Stutman             53          1996          Chairman, Chief Executive Officer and a director

Linda H. Masterson         45          1995          President, Chief Operating Officer and a director

Joseph Bradley             52          1996          Treasurer, Acting Chief Financial Officer and Acting Chief
                                                     Accounting Officer

Alan I. Goldman            59          1995          Director

John C. Lawn               60          1995          Director

Peter M. Mark              50          1995          Director

Lee S. Rosen               41          1995          Director


         Directors are generally elected for a classified term of three years or until his or her successor is elected and shall have qualified, which classification of directors was initiated at the Annual Meeting of Stockholders held on February 7, 1996. Each of the above directors other than Mr. Stutman (who was first elected on April 18, 1996 for a one-year term) was first elected on September 26, 1996 and was re-elected at the Annual Meeting of Stockholders held on February 7, 1996, with Messrs. Goldman and Mark to serve for a two-year term as Class B Directors and Messrs. Lawn and Rosen and Ms. Masterson to serve for a three-year term as Class C Directors. Mr. Stutman will serve until the Annual Meeting of Stockholders, at which time he has been designated as a management nominee for election as a Class A Director which is a precondition for reelection. At the Annual Meeting of Stockholders on February 7, 1996, James
C. Witham and Karen B. Laustsen were elected for a one-year term, but resigned on April 18, 1996.

         Each officer of the Company is elected by the Board of Directors to serve at the discretion of the directors. For information as to severance arrangements relating to two executive officers named in the table, see the section "Employment Agreements" under this caption "Management."

BUSINESS HISTORY

         Robert Stutman was elected Chairman of the Board and a director of the Company on April 18, 1996 and designated as its Chief Executive Officer. For more than five years prior thereto, he has been serving as the President of RSA, a provider of corporate "Drug-Free Workplace" programs. Prior to forming RSA, he was Special Agent in charge of the New York office of the DEA. He also currently serves as a special consultant in substance abuse for the CBS News Division. The Company acquired RSA on May 21, 1996. On May 31, 1996, Mr. Stutman was elected as Chairman of the Board and a director of each of Good Ideas and U.S. Drug and designated as the Chief Executive Officer of U.S. Drug.


         Linda H. Masterson has had substantial experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. On September 26, 1995, she was elected a director of the Company. Effective May 13, 1996, she became the President and Chief Operating Officer of the Company. Until such date, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured the company business strategy. In 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc. in May 1994, engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From 1992 to 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner Lambert Co. Ms. Masterson has a BS in Medical Technology from the University of Rhode Island, a MS in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania. On May 31, 1996, Ms. Masterson was elected as a director of each of Good Ideas and U.S. Drug and, effective on July 31, 1996, designated as the President and Chief Operating Officer of U.S. Drug.


         Joseph Bradley was elected as the Treasurer of the Company effective July 3, 1996 and simultaneously designated as its Acting Chief Financial Officer and Chief Accounting Officer. He had previously been serving the Company as its Controller, joining the Company in September 1995. Prior thereto, Mr. Bradley was Chief Financial Officer of Bocchi Laboratories, Inc., a contract manufacturer of personal care products, from October 1994 to August 1995. He was Controller and Chief Financial Officer of Pacific Clay Products, Inc., a manufacturer of building products, from April 1991 to October 1994. From 1979 to 1991, Mr. Bradley held several positions with Kimstock, Inc., a manufacturer of plumbing products, including Executive Vice President and Chief Operating Officer, Vice President-General Manager and Vice President-Finance. Previously, he held various financial positions at Cordon International Corporation, Atlantic Richfield Company and Tridair Industries, Inc. and was an auditor and consultant with the accounting firm of Arthur Andersen & Co. Mr. Bradley is a certified public accountant and earned a B.A. in Accounting and Business Economics from Claremont McKenna College and an E.M.B.A. from The Claremont Graduate School in 1995.

         The following persons were all elected as directors of the Company on September 26, 1995:


         Alan I. Goldman has had over 35 years of experience in corporate finance, investment banking, commercial banking and central banking. From February 1985 to the present, Alan I. Goldman has been engaged in investment banking and consulting on financial and management matters, specializing in mergers and acquisitions, private placements and business and organization consulting. From October 1986 to July 1990, he was a consultant to Goldmark Partners Ltd., an investment banking firm specializing in mergers and acquisitions. From June 1987 to

March 1988, he was also the President of Goldmark Capital, Ltd., a private investment firm. From May 1975 to January 1985, Mr. Goldman held the position of Senior Vice President, Finance and Chief Financial Officer of Management Assistance Inc. ("MAI"), then a $450 million multinational computer manufacturing, marketing and maintenance company listed on the New York Stock Exchange. In January 1985, MAI discontinued its operations when it sold its Sorbus Service Division to a subsidiary of Bell Atlantic Corporation and its Basic Four Computer Division to a corporation now called MAI Systems, Inc. From June 1970 to May 1974, he was Vice President, Finance, Treasurer and Chief Financial Officer of Interway Corporation, then a New York Stock Exchange-listed, $200 million international company engaged in piggy-back trailer and containing leasing and fleet management and now a part of Transamerica Corporation. From 1969 to 1970, he was at Lehman Brothers where he participated in investment banking and corporate finance activities; from 1962 to 1969, he was at Bankers Trust Company, where he managed several offices; and from 1958 to 1962, he served in various positions at the Federal Reserve Bank of New York. Mr. Goldman currently serves as a director of Production Systems Acquisition Corporation, a public company in the production systems business.


         From December 8, 1994 to date, John C. Lawn has been serving as the Chairman and Chief Executive Officer of The Century Council ("Century"), which is a national not-for-profit organization dedicated to fighting alcohol abuse which is supported by more than 800 concerned brewers, vintners, distillers and wholesalers. From 1990 to 1994, Mr. Lawn served as Vice President and Chief of Operations of the New York Yankees. From 1985 to 1990 he served as Chief Administrator at the DEA, having previously served as Deputy Administrator from 1982 to 1985, and was awarded the President's Medal, the highest honor for civilian service. Prior to joining the DEA, Mr. Lawn served with the Federal Bureau of Investigation from 1967 to 1982.

         In December 1994 Peter M. Mark formed Mark Energy Capital Group, Ltd. ("MECG"), a private investment group for which through a wholly-owned corporation he served as the General Partner from December 1994 to the present. The primary interest of MECG is to acquire proven producing oil and gas properties in the United States. In April 1981, he formed Mark Resources Corporation, a private oil and gas company whose operations were primarily located in the Appalachian Basin, and served as its President, its Chief Executive Officer and a director from April 1981 until December 1993 when it was sold to Lomak Petroleum, Inc. ("Lomak"). Mr. Mark then served as a director and the Vice Chairman of Lomak until December 1994 when he formed MECG. Between 1976 and 1991, Mr. Mark organized and managed 30 limited partnerships and numerous joint ventures which explored and developed approximately 700 wells for oil and gas.

         Lee S. Rosen has been a financial consultant with registered broker-dealer firms for the past six and a half years, as follows: He is currently employed by Donald & Co. Securities Inc., which firm he joined in July 1995. From April 1994 until June 1995, he was employed by Kidder Peabody & Co., Incorporated ("Kidder") or, after Kidder was acquired by PaineWebber Incorporated ("PaineWebber") in January 1995, by PaineWebber. Prior to working for Kidder, from April 1993 until April 1994, Mr. Rosen was employed by Shearson, Lehman, Hutton & Co., Inc. ("Shearson") or, after Shearson was acquired by Smith Barney, Inc. ("Smith Barney") in September 1993, by Smith Barney. From September 1991 until April 1993, he was employed by Raymond James & Associates, Inc. From February 1989 until September 1991, Mr. Rosen worked for A.G. Edwards, Co., Inc.

FAMILY RELATIONSHIPS

         There are no family relationships among the directors and executive officers of the Company.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth the cash compensation and certain other components of the compensation of James C. Witham, the Chairman, President and Chief Executive Officer of the Company until April 18, 1996, and the only two other executive officers of the Company who received compensation in excess of $100,000 in the fiscal year ended March 31, 1996 ("fiscal 1996"):



                                       Annual Compensation                 Long Term Compensation
                                ---------------------------------     ---------------------------------
                                                                      Other                     All
      Name and                                                        Annual      Securities    Other
      Principal                                                       Compen-     Underlying    Compen-
      Position                  Year     Salary           Bonus       sation      Options       sation
      --------                  ----     ------           -----       ------      -------       ------
      James C. Witham (1)       1996     $412,500(2)      $50,000       --             --         --
      Chairman, President and   1995     $301,154         $50,000       --        180,000(3)      --
      Chief Executive Officer   1994     $244,327         $50,000       --             --         --
      Gary S. Wolff (1)         1996     $203,077(2)      $25,000       --             --         --
      Treasurer and Chief       1995     $160,615         $25,000       --         80,000(3)      --
      Financial Officer         1994     $112,769         $25,000       --             --         --

      Karen B. Laustsen (1)     1996     $159,923(2)      $25,000       --        100,000(3)      --
      Executive Vice            1995     $120,461         $15,000       --        100,000(3)      --
      President                 1994     $ 89,396         $25,000       --             --         --



(1) The Company had three-year employment agreements with these officers which were scheduled to terminate on December 31, 1996 and which provided minimum aggregate salaries for the three officers amounting to $638,000 per year plus reimbursement for related business expenses. On April 18, 1996, James C. Witham and Karen B. Laustsen resigned their officerships and directorships in the Company; however, they continued to serve the Company as employees until May 31, 1996. On July 3, 1996, Mr. Wolff resigned his officership in the Company. See the section "Employment Agreements" under this caption "Management."

(2) The amounts shown in the table exceed the salary amounts shown below in the section "Employment Agreements" under this caption "Management" as a result of the March 1996 company-wide payments of several years of unused vacation accruals, of which $95,192.25, $33,846.20 and $32,999.98 was paid to Mr. Witham, Mr. Wolff and Ms. Laustsen, respectively.

(3) In August 1994, the Company granted non-qualified stock options expiring August 1, 2004 (the "Options") under the 1990 Restricted Stock, Non-Qualified and Incentive Stock Option Plan (the "1990 Option Plan") to purchase an aggregate of 450,000 shares of the Common Stock as follows:
      James C. Witham - 180,000 shares, Gary S. Wolff - 80,000 shares, Karen B. Laustsen - 100,000 shares, Glenn Bergenfield - 12,500 shares, William DiTuro - 12,500 shares, Michael J. Witham - 60,000 shares and George Berger - 5,000 shares. At the date of grant, all of the foregoing optionees were directors and/or officers of the Company. All of the Options are exercisable at $2.375 per share. The Company terminated the 1990 Option Plan subsequent to the grants. All of the options, except for Mr. Bergenfield's which has been exercised, will expire on the later of
      (a) 30 days after the effective date of a post-effective amendment to a registration statement under the Securities Act relating to the underlying shares of the Common Stock or (b) 90 days after (i) the optionee's employment terminated or terminates or (ii), if the optionee is not an employee, the directorship terminated.

      AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1996
      AND OPTION VALUES AT MARCH 31, 1996

      The following table sets forth certain information concerning stock option exercises by the three individuals named in the Summary Compensation Table during fiscal 1996. In addition, this table includes the number of shares covered by exercisable options as of March 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing market price of the Common Stock at March 31, 1996.


=================================================================================================================
                                                                    Number of
                          Shares                Value               Unexercised              Value of Unexercised
                          Acquired On           Realized            Options                  In-The-Money Options
Name                      Exercise                                  March 31, 1996           At March 31, 1996
- -----------------------------------------------------------------------------------------------------------------
James C. Witham           - 0 -                 - 0 -                677,500                    $1,197,388
- -----------------------------------------------------------------------------------------------------------------
Gary S. Wolff             - 0 -                 - 0 -                105,000                    $  114,688
- -----------------------------------------------------------------------------------------------------------------
Karen B. Laustsen         - 0 -                 - 0 -                235,000                    $  376,075
=================================================================================================================

      OTHER COMPENSATION

      The Company currently has no pension plan in effect and has no stock option plan, restricted stock plan, stock appreciation rights nor any other long-term incentive plan under which grants or awards may be made in fiscal 1997 or thereafter. The Board is, however, considering adoption of a stock option plan for directors, officers and key employees of the Company and its subsidiaries.

      EMPLOYMENT AGREEMENTS


      The Company had entered into employment agreements (the "Employment Agreements") with each of James C. Witham, Karen B. Laustsen and Gary S. Wolff providing for a three-year term commencing January 1, 1994 and terminating December 31, 1996. On April 18, 1996, Mr. Witham and Ms. Laustsen resigned their directorships and officerships, but agreed to continue to serve the Company as employees until May 31, 1996. Mr. Wolff resigned as the Treasurer, the Chief Financial Officer and the Chief Accounting Officer of the Company on July 3, 1996. As a result of these resignations, the Employment Agreements terminated on May 31, 1996 as to Mr. Witham and Ms. Laustsen and on July 3, 1996 as to Mr. Wolff, except that the Company made a $25,000 severance payment to Mr. Wolff and is continuing medical benefits for the three former executive officers until December 31, 1996, the original expiration date of the Employment Agreements. Mr. Wolff is, however, continuing to assist the Company in its efforts to sell the stock or assets of Good Ideas. The resignations of Messrs. Witham and Wolff and Ms. Laustsen also related to their directorships and, where applicable, officerships of subsidiaries of the Company.


      Pursuant to his Employment Agreement, Mr. Witham was employed as the President and Chief Executive Officer of the Company at an annual base salary of $330,000. Pursuant to her Employment Agreement, Ms. Laustsen was employed as an Executive Vice President at an annual base salary of $132,000. Pursuant to his Employment Agreement, Mr. Wolff was employed as the Treasurer and Chief Financial Officer at an annual base salary of $176,000 per year. Each of such salaries reflected a 10% increase effective July 1, 1995, which increase was the first in 18 months. Mr. Witham and Ms. Laustsen were each required to devote substantially all of his or her time to the business of the Company, while Mr. Wolff was only required to devote a majority of his time.

      The Employment Agreements contained standard provisions for participation by the executive in the Company's benefit programs, whether relating to the Common Stock, bonuses or medical, life and disability insurance or otherwise. Mr. Witham and Ms. Laustsen were each provided with a company car, which have been returned to the Company. The Employment Agreements also provided for termination in the event of disability for six or more consecutive months and termination "for cause" which means conviction for embezzlement, theft or other criminal act constituting a felony or failure to comply with the terms and conditions of the Agreement if such breach is not cured within seven days after written notice is given to the executive by the Board of Directors.

      Michael J. Witham, who is the son of James C. Witham and who was the Vice President of Manufacturing of the Company, had an employment agreement similar to the Employment Agreements providing for an annual base salary of $115,500. Effective September 26, 1995, Michael J. Witham agreed to terminate his employment agreement in consideration of a payment to him of $50,000 and an assignment to him of a company car. He resigned as an executive officer of the Company and no longer serves the Company in any capacity.


      Effective April 18, 1996, Robert Stutman, the President and a principal shareholder of RSA, became the Chief Executive Officer of the Company. Mr. Stutman's annual base salary is $225,000. He will receive a cash bonus of $100,000 if the Company breaks even or is profitable in the fiscal year ending March 31, 1997 ("fiscal 1997") and an additional $150,000 if the Company has net earnings of $2,000,040 in fiscal 1997. Cash bonuses will be discretionary in subsequent years. He will also receive a one-time cash bonus of $50,000 upon the Company's subsidiary ProActive Synergies, Inc. ("ProActive") satisfying certain performance standards. In the event that Mr. Stutman is terminated without cause (as defined) during the first three years that he is employed by the Company, he shall receive severance pay in an amount equal to the base salary that would have been paid to him after the date of termination had Mr. Stutman not been terminated and had he been employed by the Company for a period of three years.

      Effective May 13, 1996, Linda H. Masterson, a member of the Company's Board of Directors, was employed as the President and Chief Operating Officer of the Company. Ms. Masterson's annual base salary is $175,000. Ms. Masterson was granted a Common Stock purchase warrant to purchase 600,000 shares of the Common Stock. If the Company adopts a stock option plan, then the Common Stock purchase warrant will be converted to a stock option subject to such plan. In either case, the exercise price is $3.125 per share and the option or warrant became exercisable over a four-year period as follows: 50,000 shares upon commencement of the term of employment (i.e., May 13, 1996), 100,000 shares at the end of the first year, 150,000 shares at the end of the second year, 150,000 shares at the end of the third year and 150,000 shares at the end of the fourth year. The expiration dates of the stock option will be in accordance with the terms of the stock option plan and the expiration dates of the warrant will be four years from the respective dates on which the warrant becomes exercisable. A discretionary cash and/or stock bonus may be paid commencing with the fiscal year after the fiscal year in which the Company first has positive earnings. A bonus in the form of stock options pursuant to an employee stock option plan or warrants, if no such plan is adopted, shall be granted in respect of fiscal 1997 as follows: 33,000 shares if the Company breaks even in fiscal 1997 and an additional 50,000 shares if the Company has net earnings of $2,000,040 for fiscal 1997. In the event that Ms. Masterson is terminated without cause (as defined), she shall be paid severance equal to her annual base salary.

      No employment agreements will be executed with Mr. Stutman or Ms. Masterson; however, written agreements have been prepared evidencing the severance provisions.

      DIRECTORS' COMPENSATION

      Prior to the change on September 26, 1995 in the composition of the Board, directors of the Company who were not employees were eligible to receive 10,000 shares of the Common Stock in the current fiscal year, in addition to being reimbursed for their travel and other expenses. On September 26, 1995, 10,000 shares of the Common Stock were allocated to each of Glenn Bergenfield and William DiTuro, then directors.

      On November 16, 1995, as modified on December 11, 1995, the Board approved the following compensation arrangements for directors who are not employees of the Company: (1) each year the director will receive a Common Stock purchase warrant to purchase 10,000 shares of the Common Stock exercisable at the closing sales price on the date of grant (the Common Stock purchase warrants were granted to five directors (i.e., Alan I. Goldman, John C. Lawn, Peter M. Mark, Linda H. Masterson and Lee S. Rosen to purchase an aggregate of 50,000 shares at $1.9375, the closing sales price on November 16, 1995); (2) an annual payment of $10,000 and (3) a quarterly payment of $2,500 provided that the director attends at least 75% of the meetings during the year. The Board also authorized an annual payment of $1,000 for a director serving as the Chairman of a Board committee and $500 for serving as a member of a Board committee. The Board approved the following compensation for all directors: the issuance of a Common Stock purchase warrant to purchase 10,000 shares of the Common Stock at an exercise price for each share equal to the closing sales price as reported on each anniversary date of November 16, 1995 for each $1.00 rise over the closing sales price of the Common Stock on November 16th of each year (which would be $1.9375 for November 16, 1995), the rise to be calculated on the basis of the average of the closing sales prices during the 90-day period preceding the 30th day after the date on which the results of operations for the fiscal year are announced either through a press release or the filing of the Annual Report on Form 10-K under Section 13 of the Exchange Act. Based on the fact that the results of operations for fiscal 1996 were reported in a press release dated June 14, 1996, each of the current directors will not receive a Common Stock purchase warrant in 1996 because the average sales price during the 90 calendar days prior to July 14, 1996 was $2.9308 per share or less than a $1.00 rise over $1.9375 per share.

      As of this date, because Mr. Stutman and Ms. Masterson are employees of the Company, they are not eligible for any of the directors' compensation described in the preceding paragraph except the Common Stock purchase warrant based on an annual rise in the market price of the Common Stock.

PERFORMANCE GRAPH

      See tables on pages 11 and 12.

                          TOTAL SHAREHOLDER RETURNS

                             Dividends Reinvested

                                      ANNUAL RETURN PERCENTAGE
                                            Years Ending
                                -------------------------------------
Company Name/Index              Mar92   Mar93   Mar94   Mar95   Mar96
- ------------------              -----   -----   -----   -----   -----
U.S. ALCOHOL TESTING            307.76  -62.07  63.64   -11.11  68.75
S&P 500 INDEX                    11.04   15.23   1.47    15.57  32.10
PEER GROUP                        3.07   -2.14  22.03    -0.76  80.70


                                           INDEXED RETURNS
                        Base                 Years Ending
                        Period  -------------------------------------
Company Name/Index      Mar91   Mar92   Mar93   Mar94   Mar95   Mar96
- ------------------      -----   -----   -----   -----   -----   -----
U.S. ALCOHOL TESTING    100     407.76  154.67  253.09  224.97  379.64
S&P 500 INDEX           100     111.04  127.95  129.84  150.05  198.22
PEER GROUP              100     103.07  100.86  123.08  122.15  220.72



Peer Group Companies
- ----------------------------------------------------------------------
ANDROS INC.                             MEDIA LOGIC INC.
IMC INDUSTRIES INC.                     MODERN CONTROLS INC.
INPUT/OUTPUT INC.                       MTS SYSTEMS CORP.
INSTRON CORP.                           NDC AUTOMATION INC.
LIBERTY TECHNOLOGIES INC.               RHEOMETRICS SCIENTIFIC INC.
MEASUREMENT SPECIALTIES INC.            U.S. ALCOHOL TESTING

                          TOTAL SHAREHOLDER RETURNS
                             Dividends Reinvested

                     Mar 91   Mar 92   Mar 93   Mar 94   Mar 95   Mar 96
                     ------   ------   ------   ------   ------   ------
US Alcohol Testing     100     408       155      253      225     380
S & P 500 Index        100     111       128      130      150     198
Peer Group             100     103       101      123      122     221


                       [TOTAL SHAREHOLDER RETURNS CHART]

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Based only upon a review of Forms 3, 4 and 5 filed under Section 16(a) of the Exchange Act, the Company is aware of the following: Alan I. Goldman, John C. Lawn, Peter M. Mark, Linda H. Masterson and Lee S. Rosen, all of whom are directors of the Company and Ms. Masterson is currently also an executive officer of the Company, each failed to file reports on a timely basis as required by Section 16(a) of the Exchange Act during fiscal 1996. Each of these individuals has already completed filing the requisite Forms. Additionally, the Company has instituted procedures to ensure that all filings are made on a timely basis in the future. For fiscal 1996, Mr. Goldman filed one late report and one transaction was not reported on a timely basis. For fiscal 1996, Mr. Lawn filed one late report and one transaction was not reported on a timely basis. For fiscal 1996, Mr. Mark filed three late reports and six transactions were not reported on a timely basis. For fiscal 1996, Ms. Masterson filed one late report and one transaction was not reported on a timely basis. For fiscal 1996, Mr. Rosen filed one late report and four transactions were not reported on a timely basis.

CERTAIN TRANSACTIONS

      On October 12, 1995, the Board of Directors appointed Michael S. McCord, a stockholder of the Company (as of the Record Date, he beneficially owned 403,808 shares of the Common Stock) and a former member of the Committee engaged in the consent solicitation settled in September 1995, as a consultant to the Company to serve at the discretion of the Board. For such services he was granted on November 16, 1995 a Common Stock purchase warrant to purchase 10,000 shares of the Common Stock at $1.9375, the closing sales price on the date of grant. He is also to receive an annual payment of $10,000 in quarterly installments of $2,500 assuming he is still rendering services as a consultant.

      In February 1996, Lee S. Rosen, a director of the Company, received (1) $100,000 and (2)(a) a Common Stock purchase warrant expiring November 15, 1998 to purchase 400,000 shares of the Common Stock at $1.9375 per share, (b) a Common Stock purchase warrant expiring November 15, 2000 to purchase 150,000 shares of the Common Stock at $3.00 per share and (c) a Common Stock purchase warrant to purchase 150,000 shares of the Common Stock at $4.00 per share for services performed in connection with the Company's offering of 2,000,000 shares of the Common Stock pursuant to Regulation D of the Securities Act. The latter two warrants can only be exercised as to 50,000 shares of the Common Stock subject thereto in proportion to the shares issued upon the exercise of Common Stock purchase warrants expiring December 17, 1999 to purchase 2,000,000 shares of the Common Stock at $2.00 per share issued to the purchasers in such private placement. During May and June 1996, Mr. Rosen was paid an additional $400,000 for services rendered to the Company in connection with the exercise of outstanding Common Stock purchase warrants to purchase shares of the Common Stock. The payments to Mr. Rosen have been charged to Additional Paid-In Capital. Mr. Rosen also received a Common Stock purchase warrant expiring April 17, 1999 to purchase 300,000 shares of the Common Stock at $3.125 per share for such services.

      On May 21, 1996, the Company completed its acquisition of RSA, a provider of corporate "Drug-Free Workplace" programs, and RSA became a wholly-owned subsidiary of the Company. Since January 1996, RSA has been designing policies and programs on substance abuse prevention for customers of the ProActive subsidiary. Recognizing that RSA could bring potential revenues to the Company in what the Board deemed to be the Company's core businesses, especially if RSA were part of the Company and not just a consultant, and that Robert Stutman, RSA's President and founder, was a recognized authority in the area of substance abuse prevention programs, four of the independent directors of the Company negotiated with Mr. Stutman on April 17, 1996 the terms for a possible acquisition of RSA. When Mr. Witham joined the discussions the next day, he favored naming Mr. Stutman as Chief Executive Officer of the Company and offered to resign so that there would be no question as to Mr. Stutman's authority, believing that this would be in the best interests of the Company and all of the Company's stockholders. Ms. Laustsen subsequently also offered to resign for the same reason. Recognizing that, as a result of these offers, the Company would lose two of its principal executive officers, the remaining directors and Mr. Stutman then negotiated with Ms. Masterson the terms of her becoming President and Chief Operating Officer of the Company.

      The Company paid $2,100,000 to the RSA shareholders for their shares of RSA (including $1,078,920 paid to Mr. Stutman for his 52.8% of the RSA shares and $721,080 paid to Brian Stutman, son of Mr. Stutman and now Director of Sales and Marketing of the Company, for his 35.3% of the RSA shares) and issued to the RSA stockholders an aggregate of 500,000 shares of the Common Stock (including 263,750 shares issued to Mr. Stutman and 176,250 shares to Brian Stutman), and Common Stock purchase warrants expiring May 20, 1999 to purchase an aggregate of 900,000 shares of the Common Stock (including a warrant to purchase 474,750 shares issued to Mr. Stutman and a warrant to purchase 317,250 shares issued to Brian Stutman). The Company also issued two promissory notes aggregating $400,000 in principal amount (the "RSA Notes") to two RSA shareholders (one of whom is Mr. Stutman who received a RSA Note for $239,760 and Brian Stutman received a note for the balance). The RSA Notes bear interest at the rate of 7.5% per annum and become due in one year from the May 21, 1996 closing date. In addition, Common Stock purchase warrants to purchase an aggregate of 400,000 shares of the Common Stock originally issued to Mr. Stutman and RSA (each to purchase 200,000 shares) for consulting services, remain outstanding, except that upon consummation of the RSA acquisition the RSA warrant was distributed to the RSA shareholders in an amount proportionate to their former ownership interest in RSA (including a warrant to purchase 127,500 shares issued to Mr. Stutman and a warrant to purchase 72,500 shares issued to Brian Stutman, each expiring on December 27, 1998).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

      The following table sets forth certain information, as of the Record Date, with respect to (1) any person who owned beneficially more than 5% of the Common Stock; (2) each director of the Company; (3) the Chief Executive Officer of the Company; (4) each executive officer of the Company (including the then Chief Executive Officer) who was paid more than $100,000 in fiscal 1996, whether or not he or she was still an executive officer on the Record Date; and (5) all directors and executive officers as a group. Each beneficial owner has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock reported in the table, except that the Common Stock purchase warrants and stock options described in the notes below do not have any voting power until exercised and may not be sold or otherwise transferred except in compliance with the Securities Act.


                                                Number of Shares
Name and Address                                Beneficially Owned        Percentage(1)
- ----------------                                ------------------        ----------
S.A.C Capital Advisers, LLC (2) .......          2,083,800                    5.9%

- ---------------------
New York, New York 10
                     ---

Robert Stutman (3) ....................            971,500(4)                 2.7%
c/o Robert Stutman &
  Associates, Inc.
450 Washington Street
Dedham, MA 02026

Linda H. Masterson (5) ................             60,000(6)                 nil
10410 Trademark Street
Rancho Cucamonga, CA 91730

                                                Number of Shares
Name and Address                                Beneficially Owned        Percentage(1)
- ----------------                                ------------------        ----------
Gary S. Wolff (7) .....................            249,226(8)                 nil
190 Sylvan Avenue
Englewood Cliffs, NJ 07632

James C. Witham (9) ...................          1,058,500(10)                3.0%
27 La Costa Drive
Rancho Mirage, CA 92270

Karen B. Laustsen (11) ................            204,500(12)                nil
3000 C La Paz Lane
Diamond Bar, CA 91765


Alan I. Goldman (13) ..................             10,000(14)                nil
497 Ridgewood Avenue
Glen Ridge, NJ  07028

John C. Lawn (13) .....................             10,000(14)                nil
c/o The Century Council
550 South Hope Street
Suite 1950
Los Angeles, CA  90071-2604

Peter M. Mark (13) ....................            567,600(14)                1.6%
5531 Sugar Hill
Houston, TX 77056

Lee S. Rosen (13) .....................          1,478,648(15)                4.1%
Donald & Co. Securities, Inc.
5200 Tower Center Circle
Boca Center, Suite 207
Boca Raton, FL 33486

All directors and .....................          3,107,748(4)(6)              8.4%
executive officers                                (14)(15)(16)
as a group (seven
persons)



(1) The percentages computed in this column of the table are based upon 35,337,335 shares of the Common Stock outstanding on the Record Date and effect being given, where appropriate, pursuant to Rule 13d-3(d)(1) under the Exchange Act, to shares issuable upon the exercise of the Common Stock purchase warrants and stock options which are currently exercisable or exercisable within 60 days of the Record Date.

(2) The information appearing in the table as to this stockholder is based on a Schedule 13-D dated July 5, 1996, and as amended on July 30, 1996, by S.A.C. Capital Advisors, LLC ("Advisors") and Steven A. Cohen, the Managing Member, President and Chief Executive Officer of Advisors. The Shares beneficially owned by Advisors are directly owned by S.A.C. Capital Associates, LLC, an Anguillian limited liability company

       ("Associates"). Associates is not listed as a Reporting Person on the
       Schedule 13D because all voting power and investment power (as defined in Rule 13-d) has been vested with Advisors pursuant to an Investment Management Agreement between Advisors and Associates entered into as of January 2, 1996.

(3) Mr. Stutman was elected Chairman of the Board and a director of the Company and designated as its Chief Executive Officer on April 18, 1996.

(4) The shares reported in the table include (a) 127,500 shares of the Common Stock issuable upon the exercise at $2.00 per share of a Common Stock purchase warrant expiring December 27, 1998 issued to him for his consulting services, (b) 105,500 shares of the Common Stock issuable upon the exercise at $2.00 per share of a Common Stock purchase warrant expiring March 31, 1999 issued to him when the Common Stock purchase warrant to purchase 200,000 shares issued to RSA was divided among the RSA shareholders and (c) 474,750 shares of the Common Stock issuable upon the exercise at $3.125 per share of a Common Stock purchase warrant expiring May 20, 1999 issued to him in exchange for his ownership interest in RSA.


(5) Ms. Masterson, a director of the Company, became its President and Chief Operating Officer effective May 13, 1996.

(6) The shares reported in the table reflect (a) 10,000 shares of the Common Stock issuable upon the exercise at $1.9375 per share of a Common Stock purchase warrant expiring November 15, 1998 issued to her as a director of the Company on the same basis as described in note (13) to the table and (b) 50,000 shares of the Common Stock expiring May 12, 1999 issuable upon the exercise at $3.125 per share of a Common Stock purchase warrant issued pursuant to Ms. Masterson's terms of employment, which 50,000 shares are the only shares as to which the warrant to purchase an aggregate of 600,000 shares is currently exercisable or exercisable within 60 days of the Record Date.

(7) Mr. Wolff was the Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company until he resigned on July 3, 1996.

(8) The shares reported in the table include (a) 15,000 shares of the Common Stock issuable upon the exercise at $1.06 per share of a Common Stock purchase warrant expiring September 30, 1996, (b) 10,000 shares issuable upon the exercise at $4.00 per share of a Common Stock purchase warrant expiring May 17, 1997 and (c) 80,000 shares issuable upon the exercise at $2.375 per share of a stock option expiring the later of (a) 30 days after the effective date of a post-effective amendment to a registration statement under the Securities Act relating to the underlying shares or
       (b) October 1, 1996.

(9) Mr. Witham was the Chairman, the President, the Chief Executive Officer and a director of the Company until April 18, 1996.

(10) The shares reported in the table include 180,000 shares of the Common Stock issuable upon the exercise at $2.375 per share of a stock option expiring the later of (a) 30 days after the effective date of a post-effective date of a registration statement under the Securities Act relating to the underlying shares of the Common Stock or (b) August 29, 1996.

(11) Ms. Laustsen was an Executive Vice President and a director of the Company until April 18, 1996.

(12) The shares reported in the table include 100,000 shares of the Common Stock issuable upon the exercise at $2.375 per share of a stock option expiring the later of (a) 30 days after the effective date of a post-effective date of a registration statement under the Securities Act relating to the underlying shares of the Common Stock or (b) August 29, 1996.

(13)   A director of the Company.

(14) The shares reported in this table include or reflect 10,000 shares of the Common Stock issuable upon the exercise at $1.9375 per share of a Common Stock purchase warrant expiring November 15, 1998 issued to the holder as a director of the Company who is not employed by the Company or any subsidiary thereof.

(15) The shares reported in the table include (a) 10,000 shares of the Common Stock issuable upon the exercise at $1.9375 per share of a Common Stock purchase warrant expiring November 15, 1998 issued to Mr. Rosen on the same basis as those described in note (13) to this table; (b) 400,000 shares of the Common Stock issuable upon the exercise at $1.9375 per share of a Common Stock purchase warrant expiring November 15, 1998; (c) 150,000 shares upon the exercise at $3.00 per share of a Common Stock purchase warrant expiring November 15, 2000; (d) 150,000 shares upon the exercise at $4.00 per share of a Common Stock purchase warrant expiring November 15, 2000; and (e) 300,000 shares of the Common Stock issuable upon the exercise at $3.125 per share of a Common Stock purchase warrant expiring April 17, 1999 issued to Mr. Rosen as consideration for assisting in the exercise of Common Stock purchase warrants. The Common Stock purchase warrants described in (b), (c) and (d) were issued to Mr. Rosen as consideration for his services, including those related to the private placement consummated in February 1996. 50,000 of the shares subject to each of the warrants described in (c) and (d) may be forfeited if none of the Common Stock purchase warrants issued to the purchasers in such private placement are exercised and may be reduced in the number of shares which may be exercised pro rata to the exercise of the private placement warrants.


(16) The shares reported in the table include 10,000 shares issuable upon the exercise at $1.875 per share of a Common Stock purchase warrant expiring January 2, 1999 held by an executive officer of the Company.



                PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has reappointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending May 31, 1997. Ernst & Young served as independent auditors for the Company for the first time in fiscal 1996 and such firm's appointment was ratified by the Company's stockholders at the Annual Meeting of Stockholders held on February 7, 1996. Stockholder approval requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting.

          The Board is seeking stockholder approval of its selection of Ernst & Young. The General Corporation Law of the State of Delaware does not require the approval of the selection of independent auditors by the Company's stockholders; however, in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that stockholders pass upon the selection of auditors. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

          A representative of Ernst & Young LLP will be present at the meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.


        PROPOSAL THREE: APPROVAL OF THE CHANGE OF THE NAME OF THE COMPANY

          The Board of Directors of the Company deems it advisable and in the best interest of the Company that the Company change its name from U.S. Alcohol Testing of America, Inc. to Substance Abuse Technologies, Inc. and pursuant to a unanimous consent of the Board dated August 23, 1996, the Board adopted the following resolution:

                  "RESOLVED, that, subject to stockholder approval at the Annual Meeting of Stockholders to be held on October 22, 1996, the name of the Company be changed from U.S. Alcohol and Testing of America, Inc. to Substance Abuse Technologies, Inc.; that counsel to the Corporation be, and such firm hereby is, authorized to prepare the Certificate of Amendment of the Certificate of Incorporation of the Company setting forth such name change in the form complying with the General Corporation Law of the State of Delaware; and that the proper officers of the Company be, and they hereby are, authorized and directed to execute and cause said Certificate to be filed with the Secretary of State of Delaware with such changes thereto that they deem necessary and appropriate in order to effect this Resolution."


          The Company was incorporated on April 15, 1987 to design, manufacture and market instruments which measure blood alcohol concentration by breath sample and analyzation. During the ensuing years the Company incorporated or acquired subsidiaries which operate in different businesses, thereby making its corporate name not inclusive of all of the operations. In January 1992, the Company acquired a license from the United States Navy to use its patent to develop drug testing products, which operations, since January 1993, have been conducted by U.S. Drug. In June 1992, the Company acquired a majority interest in a toy company, which operations, since December 1993, have been conducted by Good Ideas. In November 1992, the Company's wholly-owned subsidiary U.S. Rubber Recycling, Inc. ("USRR") acquired the assets of a company and began to manufacture and market floor covering products for office and industrial use from used truck and bus tires. In March 1995, the Company acquired Alconet, Inc., a company engaged in the computer software networking business which had developed an alcohol testing network to upload test results and information from various alcohol breath testing devices. In June 1995, the Company incorporated ProActive Synergies, Inc. ("ProActive") to provide single source services to assist corporations in their hiring practices ranging from substance abuse testing and background screening to total program management. On May 21, 1996, the Company completed its acquisition of RSA, a provider of corporate drug-free work place programs.

          The Board of Directors believes that the revenues of the Company and its subsidiaries can best be maximized and profitability ultimately obtained if they concentrated as their core businesses on (1) alcohol testing, (2) drug testing, (3) furnishing laboratory testing services, (4) ProActive's human resource provider services and (5) RSA's substance abuse program developing services, all of which have a synergy with each other. There can be no assurance that concentration on these core businesses will result in greater revenues or profitability. In order to implement this concentration, on April 30, 1996, the Company sold the assets of USRR and thereafter ceased to be in the floor covering products business. The Company is currently seeking to sell Good Ideas or its assets so as to cease operations in the toy industry and, if no acceptable offer is received by December 31, 1996, will liquidate Good Ideas. As a result, the Company and its subsidiaries will be left with synergistic operations, but the corporate name will still not be indicative of what they do.

          If the proposals to take Good Ideas and U.S. Drug private are consummated, the Board intends to initiate actions to merge RSA, ProActive and all other subsidiaries which are not sold or liquidated into the Company and to operate thereafter through five divisions, one conducting alcohol testing operations, one conducting drug testing operations (if and when the products are developed), one conducting laboratory alcohol and drug testing, one conducting human resource provider operations and the fifth developing substance abuse programs. The Board believes that this form of operation will result in cost savings and more efficient operations. However, there can be no assurance that this reorganization will achieve the results the Board anticipates.

          Whether or not the reorganization described in the preceding paragraph is effected, the Board believes that a new name - such as Substance Abuse Technologies, Inc. - will better describe the future operations of the Company or the Company and its subsidiaries.

          The Board recommends a vote FOR the foregoing resolution in order that the Company's corporate name better reflect the business it conducts. Approval of the name change requires the affirmative vote of a majority of all of the outstanding shares entitled to vote at the Annual Meeting and proxies not marked to the contrary will be so voted at the Annual Meeting.



                     OTHER MATTERS COMING BEFORE THE MEETING

          As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Meeting other than the first three proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holders of the management proxies will vote thereon in their discretion.


                                  MISCELLANEOUS

          The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

          Stockholder proposals for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders must be received no later than a reasonable time before the solicitation is made.

          A copy of the Annual Report to Stockholders is being mailed to all stockholders as of the Record Date who did not previously receive the Report. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, including financial statements and schedule, may be obtained by written or oral request to Robert Stutman, Chairman and Chief Executive Officer of the Company, at the following address: 4517 Northwest 31st Avenue, Ft. Lauderdale, Florida 33309 or telephone number: (954) 739-9600. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.

                                        By Order of the Board of Directors



                                        /s/Robert W. Berend
                                        -------------------
                                        Robert W. Berend
                                        Secretary

September 12, 1996

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----
Notice of the Annual Meeting
  of Stockholders                                                           N/A
Proxy Statement:
Voting Securities                                                            1
Proposal One: Election of Directors                                          2
   Nominees for Election as Class A Directors                                2
   Family Relationships of Nominees                                          2
   Business History of Nominees                                              3
   Committees and Board Meetings                                             3
Management                                                                   4
   Directors and Executive Officers                                          4
   Business History                                                          5
   Family Relationships                                                      6
   Executive Compensation                                                    7
       Summary Compensation Table                                            7
       Aggregate Option Exercises in
         Fiscal Year 1996 and Option
         Values at March 31, 1996                                            8
      Other Compensation                                                     8
      Employment Agreements                                                  8
      Directors' Compensation                                                9
      Performance Graph                                                     10
   Compliance with Section 16(a) of the
      Exchange Act                                                          13
   Certain Transactions                                                     13
Security Ownership of Certain Beneficial
   Holders and Management                                                   14
Proposal Two:  Appointment of Independent
   Auditors                                                                 17
Proposal Three:  Approval of the Change of
   the Name of the Company                                                  17
Other Matters Coming Before the Meeting                                     19
Miscellaneous                                                               19





                              U.S. ALCOHOL TESTING OF
                              AMERICA, INC.


                              NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS AND




                              OCTOBER 22, 1996

PROXY                U.S. ALCOHOL TESTING OF AMERICA, INC.
               10410 TRADEMARK STREET, RANCHO CUCAMONGA, CA 91730

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 22, 1996

    The undersigned hereby appoints Robert Stutman and Linda H. Masterson, or either of them, as Proxy or Proxies of the undersigned with full power of substitution or revocation to attend and to represent the undersigned at the Annual Meeting of Stockholders of U.S. Alcohol Testing of America, Inc. (the "Company") to be held on October 22, 1996, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the directions indicated below.

    PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
ENVELOPE.

1. Election of Robert Stutman and Michael S. McCord as Class A Directors of the Company.

   / / FOR all nominees listed above      / / FOR all nominees listed above
EXCEPT:

(INSTRUCTION: To withhold authority to vote on any individual nominee, write his name in the space above.)

   / / WITHHOLD AUTHORITY to vote for all nominees listed above

2. Ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1997.

   / / FOR the ratification of Ernst & Young LLP
   / / AGAINST the ratification of Ernst & Young LLP
   / / ABSTAIN

3. Approval of the corporate name change.

   / / FOR the name change        / / AGAINST the name change        / / ABSTAIN

4. On such other matters as may properly come before the meeting.

    If no specification is made, this proxy will be voted FOR the election of the above named directors and FOR Proposals 2 and 3 listed above.

                                                       Dated:
                                                             ------------------

                                                       Name:
                                                             ------------------

                                                       ------------------------
                                                       Please sign exactly as
                                                       name appears above. For
                                                       joint accounts, each
                                                       joint owner must sign.
                                                       Please give full title if
                                                       signing in a
                                                       representative capacity.

                                                       Please check if you plan
                                                       to attend the meeting
                                                       / /